Exhibit 99.1
Investor Presentation July 2009

2 DiamondRock Overview

DiamondRock at a Glance

Investment Highlights:

- Strong Balance Sheet
- No Corporate Debt
- Experienced Management Team
- Quality Portfolio Concentrated in Key Gateway Cities
- Marriott Sourcing Relationship
- Focused Asset Management

Market Valuation:

Share Price (7/10/09):	$5.42
Shares Outstanding:	108.0mm
Market Capitalization:	$585.4mm
Net Debt:	$778.4mm
Enterprise Value:	$1,363.8mm
EV / 2009 EBITDA(1):	11.6x
Price / 2009 FFO per Share(1):	6.9x
EV per Key:	$142,270

First Quarter 2009 Highlights:

# of Hotels:	20
# of Rooms:	9,586
Occupancy:	63.7%
Average Daily Rate:	$155.00
RevPAR:	$98.80 (-16.5%)
Hotel EBITDA Margin Decline:	438bps
Corp. Adjusted EBITDA:	$20.3mm

Leverage Statistics(2):

Net Debt / Asset Value(3):	40%
Net Debt / EBITDA:	4.6x
Fixed Charge Coverage(3):	2.7x
Fixed / Floating Ratio:	99% / 1%
Average Interest Rate:	5.80%
Average Maturity:	6.7 years

(1) Per SNL First Call Consensus Estimates as of 7/10/09 (2009E FFO $0.79 per share and 2009E EBITDA of $117.2mm).
(2) Balance sheet metrics based on trailing four quarter actual results as of March 27, 2009; pro forma for April equity raise.
(3) Calculated according to the methodology outlined in our corporate credit facility.

3

Company History Formed in 2004 with $210 million private placement of common stock, including $30 million investment by Marriott International. Acquired 7 hotels between October 2004 and January 2005. Raised over $310 million in May 2005 Initial Public Offering. Used proceeds to acquire 8 hotels between June 2005 and December 2005. Three follow-on common stock offerings in 2006 and 2007 raised $680 million. Used proceeds to acquire 6 hotels; last acquisition in January 2007. Follow-on common stock offering in April 2009 raised $82 million. Repaid all amounts outstanding on line of credit and critical component of plan to address all debt maturities through 2014. 4

Experienced Management Team 5 Mark Brugger, Chief Executive Officer A founder of DiamondRock Hospitality Over 15 years of real estate experience Extensive lodging and finance experience at Marriott Other experience in land development and investment sales John Williams, President and Chief Operating Officer A founder of DiamondRock Hospitality Former Head of Marriott North American Development Industry Leader with over 25 years experience Developed over 100,000 hotel rooms Sean Mahoney, Chief Financial Officer Integral member of DiamondRock management since formation 15 years of professional services experience supporting all REIT classes Detailed knowledge of Accounting and Finance

Portfolio Overview 6 DiamondRock owns a diversified portfolio of premium branded hotels concentrated in key gateway cities and destination resorts. Market Concentration (% of EBITDA) Brand Concentration (% of EBITDA)

7 Lodging Fundamentals

Industry fundamentals remain challenging Industry experts project a 17 - 20% RevPAR decline in 2009 (after a 2.0% decline in 2008) Marriott (-17 to -20%; -18.5% midpoint); PKF (-17.5%); STR (-17.1%) Supply above the long-term industry average in 2008 and 2009 after four years of below average supply growth 2010 fundamentals are expected to be difficult PKF does not expect a positive quarter for RevPAR until 2011 PKF and STR project a RevPAR decline for 2010 of -3.5% and -3.7%, respectively 8

RevPAR Trends for DRH Portfolio DRH has not seen compelling evidence indicating fundamentals have hit bottom. DRH has realized 14 consecutive periods of RevPAR decline since Period 6, 2008. The rate of RevPAR deterioration accelerated through Period 5, 2009. Despite the difficult operating conditions, our portfolio has gained 7.3% points of RevPAR penetration against its competitive set YTD through May. 9

Trends by Segment Type (YTD thru Q2 2009) 10 Group Revenues down 17.6% YTD (-5.6% Rate, -12.7% Rooms) Booking Pace for FY09 at Q2 end is -19% (mostly rooms), down from -7% at end of 2008 and -14.5% at end of Q1 Boston +4.4%; Chicago Marriott -13.6% FY09 Group Revenue on books at Q2 is 77% of 2008 Group booking window remains very short Cancellation and attrition fees relatively flat to 2008 Booking Pace figures do not fully reflect cancellations / attrition that occurred in late 2008 resulting from recent economic downturn Business Transient Down 33% YTD (rate and rooms roughly equal) Rate premium vs. group was $21 YTD, a decrease of $29 from 2008 YTD - a 58% decrease Hotels most impacted (% Decline in Revs.): Austin, Oak Brook, Torrance, Chicago Marriott, Chicago Conrad Leisure / Discounts / Other (primarily contract) Revenues down 8.6% YTD (-13.5% Rate, +5.6% Rooms) Discounts used to backfill lost business transient

Supply Trends for DRH Portfolio DRH tracks supply trends in its 10 major markets, focused primarily on total supply in the immediate submarket as defined by STR / Lodging Econometrics Supply is expected to decline sharply beginning in 2011 due to financing constraints and the valuation discount to replacement cost of existing assets Impactful new supply includes: Fort Worth: Omni Convention Center Hotel (opened Q1 2009) Chicago: Trump Hotel, JW Marriott in the Loop (expected 2010) Austin: Westin Domain (expected 2010) New York: Predominantly located South and West of our hotels in areas not typically competitive 11 Source: Lodging Econometrics, STR Long-Term Average = 1.9% (STR - Top 25 MSA)

12 DiamondRock Initiatives

Strategies for 2009 and beyond Focused Asset Management Monitor industry fundamentals and adjust strategies accordingly Emphasize continued cost containment at property level Assess additional ROI opportunities Energy Management Initiatives $5 million targeted for energy efficiency ROI investments $1.4 million approved YTD with expected payback of 1.7 years and anticipated cash-on-cash return of 60% Positioned to Take Advantage of Coming Opportunities Be prepared for value creating acquisition opportunities - i.e. distressed assets Leverage Marriott relationship Regular pipeline meetings have started Investigate off-market transactions through industry relationships Monitor precedents being set in treatment of CMBS defaults 13

Cost Containment and Margin Improvement Initiatives DRH has identified an incremental $8 million in cost savings at the property level beyond what was incorporated into the original operating budgets Margin comparisons at comparable RevPAR declines become harder beginning in Q2 2009 as cost contingency plans implemented during 2008 began to take effect 14

Cost Containment - Examples and Case Studies DRH has identified cost savings at each asset, including such measures as closing F&B outlets, reducing newspaper delivery, switching from fresh to frozen food items, charging a copay for the staff cafeteria, and redesigning menus. Presented below are two "case studies" of action steps being taken at the hotels: 15 Conrad Chicago Reduce positions/hours in F&B, sales and marketing Eliminate / reduce turndown service Decrease size and amount of amenities in rooms Eliminate complimentary water bottles Reduce plants and decorations Decrease photography and printing Griffin Gate Marriott Significantly reduce overtime expense Reduce sales and marketing controllables Decrease golf operating expenses and maintenance Renegotiate vendor contracts Close F&B outlet Reduce management and support labor

Energy Management Initiatives DRH has allocated $5 million of capital to the implementation of energy saving programs at the property level. The current status of the program: Three primary categories of investment: Kitchen Exhaust Hood Variable Frequency Drives (VFD): Most hoods operate at a constant speed all day. DRH is installing sensors to monitor heat and steam/smoke levels to automatically slow the exhaust fan speed to considerably reduce electricity consumption. Next Generation In-Room Thermostats: These guestroom thermostats have a built-in stand alone energy management system. Using motion detection, these units determine whether guestrooms are unoccupied, in which case they use default temperatures to save on utility cost. Lighting Retrofits: DRH is reducing energy demand and consumption through installation of energy-efficient bulbs and fixtures as well as sensors for automatic power shut-off. Non-energy related benefits include equal or better color-rendering, reduced fluorescent noise and flickering. 16

Positioned to Take Advantage of Coming Opportunities 17 Strong Balance Sheet Marriott "First Look" Relationship Facilitated 8 acquisitions Regular pipeline meetings Management team sourced 7 off-market transactions via industry relationships Process likely to be muted, not tidal wave DRH size allows for relatively small amount of transactions to move the needle Renaissance Lodge at Sonoma

CMBS Market Will Present Opportunities, But When? 18 The near-term peak in maturities for CMBS debt issued during 2005 to 2007 is not until 2012. A large portion of the 2016 and 2017 maturities are associated with the M&A and large portfolio transactions that occurred in 2006 and 2007. Unclear how servicers / special servicers will respond to defaults at large scale properties that are unable to either: (a) meet debt service and/or (b) refinance due to valuation declines and lower maximum LTVs

19 DiamondRock Capital Structure

Capital Structure Strategies for 2009 and beyond Continue to Defend the Balance Sheet Complete refinancing of Courtyard Midtown East Deleverage through repayment of debt on Griffin Gate Marriott and Bethesda Marriott Suites Evaluate opportunities for further deleveraging Continue regular conversations with our credit facility lending group Potentially match-fund acquisitions Leverage Policy Evaluate the appropriate long-term leverage target, and how that should adjust at various points in the lodging cycle. Likely to be lower Maintain balance of unencumbered hotels and properties secured by property-specific non-recourse debt Dividend Policy Anticipate one dividend during 2009 equal to 100% of taxable income Assess whether to pay a portion of 2009 dividend in stock Consider various long-term dividend strategies including a smaller sustainable quarterly dividend with a special dividend at the end of the year 20

DiamondRock Capital Structure(1)

$789mm fixed rate non-recourse property specific mortgage debt Trailing 4 Quarter Hotel Adjusted EBITDA of $110.4m	10 Hotels(2)	10 Hotels (3)	No Corporate Debt(2) Trailing 4 Quarter Hotel Adjusted EBITDA of $72.0m
	Courtyard Midtown East (Sept. 2014) EBITDA: $12.3mm; Debt: $43.0mm at 8.81%	Atlanta Alpharetta Marriott EBITDA: $4.1mm	
	Salt Lake City Marriott (Jan. 2015) EBITDA: $6.4mm; Debt: $34.1mm at 5.50%	Atlanta North Westin EBITDA: $3.9mm	
	Los Angeles Airport Marriott (July 2015) EBITDA: $13.4mm; Debt: $82.6mm at 5.30%	Bethesda Marriott Suites EBITDA: $5.0mm	
	Worthington Renaissance (July 2015) EBITDA: $10.6mm; Debt: $57.4mm at 5.40%	Boston Westin Waterfront EBITDA: $20.8mm	
	Frenchman's Reef Marriott (Aug. 2015) EBITDA: $9.5mm, Debt: $62.0mm at 5.44%	Conrad Chicago EBITDA: $8.7mm	
	Orlando Airport Marriott (Jan. 2016) EBITDA: $6.4mm; Debt: $59.0mm at 5.68%	Griffin Gate Marriott EBITDA: $7.8mm	
	Chicago Marriott Downtown (April 2016) EBITDA: $26.5mm; Debt: $220.0mm at 5.975%	Oak Brook Hills Marriott EBITDA: $5.1mm	
	Courtyard Fifth Avenue (June 2016) EBITDA: $6.6mm; Debt: $51.0mm at 6.48%	Sonoma Renaissance EBITDA: $3.4mm	
	Austin Renaissance (Dec. 2016) EBITDA: $10.2mm; Debt: $83.0mm at 5.507%	Torrance Marriott EBITDA: $6.6mm	
	Atlanta Waverly Renaissance (Dec. 2016) EBITDA: $8.5mm; Debt: $97.0mm at 5.503%	Vail Marriott EBITDA: $6.6mm	

(1) Assumes Courtyard Midtown East loan is refinanced in September 2009 and the outstanding balance on the Griffin Gate Marriott loan is repaid with cash on hand prior to December 31, 2009.
(2) Debt balances and EBITDA figures are trailing four quarters as of March 27, 2009, as adjusted for April repayment of all amounts outstanding on corporate credit facility.
(3) Includes Bethesda Marriott Suites which is currently encumbered by a nominal $5 million mortgage.

21

Debt Maturities Addressed for Next 5 Years(1) 22 Mortgage debt maturities addressed for next 5 years Assumptions: Courtyard Midtown East loan is refinanced. Griffin Gate Marriott and Bethesda Marriott Suites loans are paid with cash on hand. Company elects to pay a portion of its 2009 dividend in stock. Company expects to have no outstanding borrowings on its line as of 12/31/09. Future borrowings on the line of credit will fluctuate based on future operating and capital needs of the Company, including acquisitions. * * Line of credit matures in 2012 including a one-year extension option. Charts do not reflect scheduled principal amortization of $4 million in 2009, $5 million in 2010, $7 million in 2011 and $8 million in each of 2012 and 2013.

Safe Harbor Certain statements made during this presentation are forward-looking and are subject to risks and uncertainties. Many of these risks and uncertainties are discussed in the prospectus supplement and in the Company's filings with the Securities and Exchange Commission, all of which you should carefully review. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward- looking statements made during this presentation. When we use the words "believe," "expect," "anticipate," "plan," "will," "intend" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements made during this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. 23